UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 1, 2019

NIELSEN HOLDINGS PLC

(Exact name of Registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

85 Broad Street New York, New York 10004 +1 (646) 654-5000	AC Nielsen House London Road Oxford Oxfordshire OX3 9RX United Kingdom +1 (646) 654-5000

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2019, Nielsen Holdings plc (the “Company”) appointed David J. Anderson, currently its Chief Financial Officer, to the additional role of Chief Operating Officer, effective immediately. As previously disclosed, pursuant to the terms of Mr. Anderson’s offer letter dated September 4, 2018, Mr. Anderson is entitled to receive grants of long-term incentive awards consisting of (i) a grant of performance-based RSUs (“PRSUs”) under the Company’s Long-Term Performance Plan, which will vest at the end of a three-year performance period commencing January 1, 2019 depending upon the achievement of certain performance goals and (ii) a grant of restricted stock units (“RSUs”), which will vest in four equal annual installments following the grant date, subject, in each case, to Mr. Anderson’s employment through the applicable vesting dates. In connection with his appointment to the additional role of Chief Operating Officer, the PRSU grant was increased from having a grant date fair market value of $1.35 million to $1.65 million and the RSU grant was increased from having a grant date fair market value of $900,000 to $1.1 million. The PRSUs and RSUs were granted on March 1, 2019. There were no other changes to Mr. Anderson’s compensation in connection with his appointment as Chief Operating Officer.

For Mr. Anderson’s biographical information, including his business experience, please refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2019

NIELSEN HOLDINGS PLC

By:	/s/ Emily Epstein
Name:	Emily Epstein
Title:	Secretary